Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), DATED AS OF JUNE 30th, 2005 by and among ALBANY MOLECULAR RESEARCH, INC. (the “Borrower”), BANK OF AMERICA, N.A. (as successor by merger to Fleet National Bank), in its capacity as Lender and Administrative Agent (each as hereinafter defined), JPMORGAN CHASE BANK, N.A. as Lender and CITIZENS BANK OF MASSACHUSETTS, as Lender (collectively, the “Lenders”);

WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to a certain credit agreement dated as of February 12, 2003 as amended by a first amendment to credit agreement dated August 10, 2004 (as amended, the “Credit Agreement”) (all capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement); and

WHEREAS, the parties desire to modify the Credit Agreement in the manner hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby being acknowledged, the parties hereto agree as follows:

1.                                       The definition of EBIT set forth in Section 1.01 of Article I of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“EBIT” shall mean, for any period, Net Income for such period, plus the sum of the amounts for such period included in determining such Net Income of (i) Interest Expense and (ii) Income Tax Expense, calculated in accordance with GAAP.

2.                                       The definition of EBITDA set forth in Section 1.01 of Article I of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“EBITDA” means, for any period, EBIT for such period, plus the sum (without duplication) of the amounts for such period included in determining EBIT of (i) depreciation expense, (ii) amortization expense (iii) non-cash charges associated with the Borrower’s executive compensation/options program (iv) an amount not in excess of $5,000,000.00 relating to miscellaneous non-cash charges and (v) an amount not in excess of $27,000,000.00 relating to non-cash charges associated with general intangibles, calculated in accordance with GAAP.”

3.                                       The definition of EBIT to Interest Ratio set forth in Section 1.01 of Article I of the Credit Agreement is hereby deleted in its entirety.

4.                                       The definition of Operating Cash Flow Coverage Ratio set forth in Section 1.01 of Article I of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Operating Cash Flow Coverage Ratio” means for the Borrower on a consolidated basis with all Subsidiaries the ratio of (i) EBITDA less (ii) cash taxes paid less (iii) either (x) actual Capital Expenditures or (y) if the aggregate total of cash and Cash Equivalents on hand of the Borrower for the period in question exceeds $50,000,000.00, the assumed amount of $10,000,000.00 to (i) current maturities of long term debt plus (ii) Interest Expense.”

5.                                       The definition of Permitted Investments set forth in Section 1.01 of Article I of the Credit Agreement is hereby amended to (i)delete the “and” at the end of subparagraph (g), (ii) delete the period at the end of subparagraph (h) and add a semi-colon and (ii) include a new subparagraph (i) to read as follows:

“(i)                               investments in or advances to or for the benefit of, an Affiliate in an aggregate amount not to exceed at any time $25,000,000.00.”

6.                                       The definition of “Revolving Credit Termination Date” in Section 1.01 of Article I of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Credit Termination Date” means June 30, 2010 or such earlier date on which the Lender demands payment of and accelerates the Revolving Loan as provided herein. On the Revolving Credit Termination Date, all Revolving Loans shall mature and all unpaid principal, accrued and unpaid interest and all other charges due hereunder and under any other loan document shall be due and payable in full.”

7.                                       Subparagraph (c) of Section 5.01 of Article V of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c)  concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) verifying to the best of his knowledge as to whether a material Default has occurred and, if a material Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12  and Section 5.09 hereof and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;”

8.                                       Section 5.09 of Article V of the Credit Agreement entitled “Additional Guarantors” is hereby amended and restated in its entirety to read as follows:

“SECTION 5.09.  Additional Guarantors.  The Borrower will give the Administrative Agent prompt written notice of the formation of any new Subsidiary.  With respect to all Domestic Subsidiaries, such notice shall be accompanied by a

Guaranty in form acceptable to the Administrative Agent and a resolution of the Board of Directors of such Subsidiary authorizing such Subsidiary to execute and deliver to the Administrative Agent its unconditional written guarantee of the Loans and all related obligations of the Borrower to the Lenders and further authorizing such Subsidiary to be bound by and comply with all of the terms and provisions of the Credit Agreement to the same extent as the Guarantors.  Notwithstanding the foregoing, in the event that the Borrower and all existing Guarantors do not comprise 85% of each of (i) total consolidated sales, (ii) total consolidated assets and (iii) total consolidated EBIT, for the Borrower and all Subsidiaries, then within ten (10) days’ thereof, the Borrower shall deliver either (i) a Guaranty from each non-Domestic Subsidiary as set forth above or (ii) a valid and enforceable and perfected pledge of sixty five percent (65%) of the common stock of each non-Domestic Subsidiary.”

9.                                       Section 6.04 of the Credit Agreement entitled “Disposition of Property” is hereby amended to (i) delete the “and” at the end of subsection (c) thereof, (ii) replace the period at the end of subsection (d) thereof with “;and” and (iii) add a new subsection (e) to read as follows:

(e)                                  the entering into of a certain sale/leaseback transaction with the City of Albany Industrial Development Agency on or about January 1, 2005.

10.                                 Section 6.12 of Article VI of the Credit Agreement entitled “Financial Covenants” is hereby amended to (i) delete subparagraph (c), and (ii) re-letter subparagraph (d) as subparagraph (c).

11.                                 As consideration for the execution and delivery of this Amendment by the Administrative Agent and the Lenders, upon the execution and delivery of this Amendment by the Borrower, the Borrower shall pay to the Administrative Agent a renewal fee equal to $30,000.00 to be distributed to the lenders by the Administrative Agent on a pro-rata basis based upon the respective Revolving Loan Commitments.

12.                                 The Borrower hereby represents and warrants as follows:

(i) The execution, delivery and performance of this Amendment has been authorized by all necessary corporate action on behalf of the Borrower and when executed and delivered, this Amendment will constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(ii) No event has occurred which by itself or with the giving of notice or the passage of time or both would constitute an Event of Default.

All representations and warranties set forth in Article III of the Credit Agreement are hereby restated and confirmed as of the date hereof.

13.                                 As modified hereby, all of the terms, provisions and conditions of the Credit Agreement are hereby ratified and confirmed.

14.                                 This Amendment shall be governed by, and construed under, the laws of the State of New York.

15.                                 This Amendment may be executed in several counterparts, each of which shall constitute an original but when taken together shall constitute but one instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

ALBANY MOLECULAR RESEARCH, INC.

BY:
NAME:
TITLE:

BANK OF AMERICA, N.A., as Administrative Agent and as Lender

BY:
NAME:
TITLE:

JPMORGAN CHASE BANK, N.A.

BY:
NAME:
TITLE:

CITIZENS BANK OF MASSACHUSETTS

BY:
NAME:
TITLE: